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Exhibit 10.26

ELEVENTH AMENDMENT TO OFFICE BUILDING LEASE AGREEMENT

        THIS ELEVENTH AMENDMENT TO OFFICE BUILDING LEASE AGREEMENT (this "Amendment"), made and entered into as of the 28th day of October, 2002, by and between NATIONAL OFFICE PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord") and FIRSTWAVE TECHNOLOGIES,  INC., a Georgia corporation (Tenant");

W I T N E S S E T H    T H A T:

        WHEREAS, Atlanta Overlook Associates #3 ("Original Landlord") and Brock Control Systems, Inc. ("Original Tenant") entered into that certain Office Building Lease Agreement dated January 30, 1988, as amended by that certain First Amendment to Office Building Lease dated December 27, 1988, as further amended by that certain Second Amendment of Office Building Lease dated October 2, 1989, as further amended by that certain Third Amendment to Lease Agreement dated March 10, 1993, as further amended by that certain Fourth Amendment to Lease Agreement (the "Fourth Amendment") dated June 24, 1993, as further amended by that certain Fifth Amendment to Lease Agreement dated March 22, 1994, as further amended by that certain Sixth Amendment to Lease Agreement (the "Sixth Amendment") dated September 22, 1994, as further amended by that certain Seventh Amendment to Lease (the "Seventh Amendment") dated January 20, 1998, as further amended by that certain Eighth Amendment to Lease dated May 8, 1998, as further amended by that certain Ninth Amendment to Lease dated February 3, 2000, and as further amended by that certain Tenth Amendment to Lease (the "Tenth Amendment") dated February 28, 2000 (collectively, the "Lease") for certain premises in the building known as Overlook III and located at 2859 Paces Ferry Road, Atlanta, Georgia 30339 (the "Building"), consisting of approximately 25,467 rentable square feet (based on a remeasurement of the Premises), being known as Suite 1000 (the "Premises");

        WHEREAS, Landlord is the successor-in-interest to the Original Landlord;

        WHEREAS, Tenant is the successor-in-interest to the Original Tenant;

        WHEREAS, Tenant has exercised its Reduction Option under the Lease and desire to reduce the size of the Premises; and

        WHEREAS, Landlord and Tenant desire to evidence such reduction of the Premises and to amend certain other terms and conditions of the Lease and evidence their agreements and other matters by means of this Amendment;

        NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Lease is hereby amended and the parties hereto do hereby agree as follows:

        1.    Reduction Space.    Effective as of April 30, 2003 (the "Effective Date"), Tenant shall relinquish and surrender to Landlord and, subject to satisfaction of the requirements set forth below, Landlord shall take back and accept from Tenant approximately 10,049 rentable square feet of the Premises as shown on Exhibit "A" attached hereto and by this reference made a part hereof (the "Reduction Space"). Should all of the foregoing conditions be met as of the Effective Date, the total rentable square feet of space leased pursuant to the Lease shall be decreased to 15,418 rentable square feet as of such date, and the Premises shall be 15,418 rentable square feet being Suite 1000. Tenant shall surrender the Reduction Space in the condition required under Section 8 of the Lease. The parties agree that the remaining balance of the tenant improvement allowance due from Landlord to Tenant is $92,508.00 (based on $6.00 per rentable square foot multiplied by 15,418 rentable square feet).

        2.    Base Rent.    From and after the Effective Date and continuing thereafter up to and throughout the remainder of Lease Term, Tenant shall continue to pay Base Rent for the Premises under the same terms and conditions as set forth Paragraph 2 of the Tenth Amendment, except that such Base Rent shall be based upon 15,418 rentable square feet of space. Prior to the Effective Date, Tenant shall continue to pay Base Rent for the Premises pursuant to the terms and conditions as set forth in Paragraph 2 of the Tenth Amendment with the monthly Base Rent being calculated on the Premises consisting of 25,216 rentable square feet. Prior to the Effective Date, Base Rent shall not be adjusted to reflect the remeasurement of the Premises.

        3.    Tenant's Share.    As of the Effective Date, Tenant's Share (as defined in Paragraph 1.1.3 of Exhibit "B" to the Fourth Amendment) shall exclude the Reduction Space for purposes of calculating such percentage. Tenant's Share shall be 3.57% as of the Effective Date.

        4.    Construction Costs.    Tenant shall be responsible for all costs incurred by Landlord in connection with the separation of the Reduction Space from the Original Premises, including, without limitation, costs of constructing a demising wall, correction of code violations resulting from the division of the Premises, and the cost of separating the electricity, plumbing and other building systems. To the extent additional common corridors are required due to the separation of the Premises, Landlord and Tenant will each be responsible for one half (1/2) of the total costs thereof. Tenant shall reimburse Landlord for all of such expenses within thirty (30) days of demand.

        5.    Right to Negotiate.    Pursuant to Paragraph 6(f) of the Tenth Amendment, Tenant agrees that it shall not lease any space in any other building in Atlanta, Georgia without first providing Landlord with the right to lease to Tenant similar space on the same economic terms and conditions of a new lease at another building.

        6.    Modifications and Deletions.    Paragraph 5 of the Tenth Amendment (Termination Option), and Paragraph 7 of the Tenth Amendment (Right of First Offer) are hereby deleted in their entirety and are of no further force or effect.

        7.    Brokers.    Tenant represents and warrants to Landlord that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker other than Hines Properties, Inc. who represented Landlord and CB Richard Ellis who represented Tenant in the negotiating or making of this Amendment, and Tenant agrees to indemnify and hold Landlord, its agents, employees, partners, directors, shareholders and independent contractors harmless from all liabilities, costs, demands, judgments, settlements, claims, and losses, including reasonable attorneys' fees and costs, incurred by Landlord in conjunction with any such claim or claims of any other broker or brokers claiming to have interested Tenant in the Building or Premises or claiming to have caused Tenant to enter into this Amendment.

        8.    No Defaults; Ratifications.    Landlord and Tenant hereby agree that there are, as of the date hereof, regardless of the giving of notice or the passage of time, or both, no defaults or breaches on the part of Landlord or Tenant under the Lease, except Landlord does not waive any claims with respect to those certain disputed amounts for accounts receivable due under the Lease which are being discussed with Tenant. Landlord and Tenant hereby affirm that as of the date hereof the Lease is in full force and effect, that the Lease has not been modified or amended (except as provided in this Amendment) and that all of Landlord's obligations accrued to date have been performed. Landlord and Tenant each hereby ratifies the provisions of the Lease on behalf of itself and its successors and assigns as to all of the terms, covenants and conditions of the Lease as amended hereby. Landlord and Tenant further agree to fulfill all of its obligations under the Lease as amended hereby to the other throughout the remainder of the Lease Term.

        9.    Capitalized Terms.    All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

        10.    Binding Effect.    This Amendment shall not be valid and binding on Landlord and Tenant unless and until it has been completely executed by and delivered to both parties.

        EXCEPT AS expressly amended and modified hereby, the Lease shall otherwise remain in full force and effect, the parties hereto hereby ratifying and confirming the same. To the extent of any inconsistency between the Lease and this Amendment, the terms of this Amendment shall control.

        IN WITNESS WHEREOF, the undersigned parties have duly executed this Amendment as of the day and year first above written.

LANDLORD:
NATIONAL OFFICE PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership
By:	Hines National Office Partners Limited Partnership, a Texas limited partnership general partner
By:	Hines Fund Management, L.L.C., a Delaware limited liability company its general partner
By:	Hines Interests Limited Partnership, a Delaware limited partnership its sole member
By:	Hines Holdings, Inc., a Texas corporation, its general partner
By:	/s/ C KEVIN SHANNAHAN C. Kevin Shannahan Executive Vice President
TENANT:
FIRSTWAVE TECHNOLOGIES, INC., a Georgia corporation
By:	/s/ JUDITH A VITALE Name: Judith A. Vitale Title: CFO

EXHIBIT "A"

Graphic showing "Reduction In Space—10,049 RSF"

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  Exhibit 10.26
EXHIBIT "A"